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                                                                    EXHIBIT 99.5


                                      Consent


     The undersigned hereby consents to the use of the information contained in its report, dated March 1, 1998, prepared for Pathnet, Inc. (the "Company") in the Company's Registration Statement on Form S-4, and the prospectus included therein, and to the use of the name of the undersigned as the source of such information.

                                       BELL COMMUNICATIONS RESEARCH, INC.


                                       By:  /s/   George Shuttleworth
                                           ------------------------------------
                                           Name:  George Shuttleworth
                                           Title: Director, Business Consulting


August 11, 1998